                                                                    Exhibit 99.2

Contacts:   Media                             Investors
            Jennifer Grogono or Julie Belan   Beth O'Byrne
            Lois Paul & Partners              Interliant, Inc.
            512-638-5311                      914-640-9000
            julie_belan@lpp.com               bobyrne@interliant.com


FOR IMMEDIATE RELEASE

       Interliant Accelerates Global Expansion and Bolsters CRM Hosting
              Services with Acquisition of Sales Technology, Ltd.

       Leading UK System Integrator Brings Knowledge and Expertise in Delivering
           Customer Relationship Management Solutions to Leading ASP

PURCHASE, N.Y., September 21, 1999 - Interliant, Inc. (NASDAQ: INIT), a leading Application Service Provider (ASP) and Web Hosting company, announced the acquisition of Sales Technology, Ltd., a UK-based professional services firm that specializes in implementing customer relationship management (CRM) solutions, as well as groupware applications based on Microsoft Exchange. In addition to demonstrating a commitment to global expansion, Interliant's 19/th/ acquisition to date underscores the ASP's focus on augmenting its portfolio of application hosting offerings with system integration and consulting services around specific solution sets. Sales Technology will bring Interliant new pan-European customers and a rich knowledge base for successfully implementing both packaged and customized CRM solutions.

"Building up our professional services arm is an important part of Interliant's strategy," said Jim Lidestri, president of Interliant. "Our experience has proven that in order for customers to gain true value in hosting and application services, ASPs need to have deep knowledge and expertise in the technologies themselves. This acquisition demonstrates our commitment to offering a full range of leading integration services around CRM application customization, use and deployment."

Sales Technology focuses on helping companies create business-to-business systems for managing complex relationships with customers and distributors. Sales Technology has built sales automation and CRM solutions for numerous enterprises in Europe including Marriott Hotels (Whitbread Hotel Company) and Tektronix Europe. Most recently, Microsoft and Eastman Software presented the Gold Solution Award to Sales Technology for implementing reusable customer management solutions based on Microsoft Exchange.

"From day one we have focused on CRM solutions and nothing else. We aim to deliver to our customers the high impact solutions that will allow them to compete better and grow faster," said Brett Raynes, managing director, Sales Technology. "Early on, we recognized the value customers receive from such applications and services could be multiplied exponentially through the ASP model. ASPs allow us to deploy solutions faster and at lower costs to our customers. Interliant's vision is one that we share and the company's reputation and heritage in hosting applications made joining them a natural evolution for our business."

Lidestri added: "Not only does the Sales Technology team strengthen our position in the European market, they reinforce Interliant's aggressive push to become the industry's preeminent ASP. The Sales Technology management team's 'know-how' and unique set of capabilities, including building and servicing CRM applications and Microsoft Exchange applications, will complement our growing portfolio of applications and allow us to offer customers high-end implementation services."

About Sales Technology, Ltd.

Sales Technology, based in London, UK delivers IT solutions to improve customer management. A leading system integrator partner and reseller for Onyx in the U.K., Sales Technology's approach leverages key enabling technologies that are significant enough to deliver competitive edge to the client: Enterprise Relationship Management, Internet and workflow. By evaluating business processes first and product second, Sales Technology's solutions "enable the business," add value, reduce inefficiencies, make teams work better and ultimately deliver competitive edge. Focused on customer management, offering fixed price services and fast delivery, Sales Technology is ideally placed to effect radical business improvement.

About Interliant

Interliant, Inc. (www.interliant.com) is a leading provider of Web hosting, application hosting and enhanced Internet services. These services enable customers of all sizes to capitalize on the latest Web-based technologies quickly and cost-effectively by relieving them of the burdens associated with building, managing and maintaining the infrastructure required to support mission-critical applications. By offering a comprehensive suite of hosting and IT consulting services including, virtual, dedicated, co-location hosting solutions, and application and groupware hosting, Interliant is able to meet the needs of any size business and to grow with its customers. Interliant currently has three primary state of the art data centers located in Atlanta, Houston and the Washington D.C. area. The Company's corporate headquarters are located in Purchase, New York.

                                      ###
This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Certain forward-looking statements, relating to, among other things, future results of operations, profitability, growth plans, sales, expense trends, capital requirements and general industry and business conditions applicable to Interliant's business. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties. The words "anticipate," "believe," "estimate" and similar expressions used herein are generally intended to identify forward-looking statements. In addition to the other risks described elsewhere in this press release, the Company's Quarterly Report on Form 10-Q and in the Company's Registration Statement on Form S-1 filed on March 15, 1999, as amended, important factors to consider in evaluating such forward-looking statements include but are not limited to: changes in external competitive market factors; changes in the Company's business strategy; an inability to execute the Company's strategy due to unanticipated changes in the emerging hosting and Internet services industries or the economy in general; difficulties in the timely expansion of the Company's network and data centers or in the acquisition and integration of new businesses; difficulties in retaining and attracting employees or new customers; difficulties in developing or deploying new services; risks associated with rapidly changing technology, including but not limited to Year 2000 compliance, and various other competitive factors that may prevent us from competing successfully in existing or future markets. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained herein will in fact be realized and we assume no obligation to update this information.

Interliant is a registered trademark of Interliant, Inc. All other company and product names are property of their respective owners.